UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 30, 2004

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04

Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On November 30, 2004, pursuant to the provisions of the Indenture, dated as of December 7, 2001, between EGL, Inc. (the “Company”) and JPMorgan Chase Bank, National Association, a federally-chartered bank, as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of December 7, 2001 (as so amended and supplemented, the “Indenture”), the Company issued a redemption notice (the “Redemption Notice”) indicating that it was exercising its right to redeem on December 20, 2004 (the “Redemption Date”) all of the outstanding 5% convertible subordinated notes due December 15, 2006 (the “Notes”), of which an aggregate principal amount of $100 million were outstanding as of November 30, 2004.  The redemption price is equal to 101.25% of the outstanding principal amount on the Redemption Date, plus accrued interest up to but not including the Redemption Date.

Holders of the Notes may convert their Notes into shares of common stock, par value $.001 per share (“Common Stock”), of the Company at a conversion price of $17.4335 per share, subject to certain adjustments.  The conversion price is equivalent to a conversion rate of 57.3608 shares of Common Stock per $1,000 principal amount of Notes.  The Notes called for redemption may be converted at any time before the close of business on the last business day prior to the Redemption Date. Holders who want to convert Notes must satisfy the requirements set forth in the Notes.

The Indenture, the Form of Note and the Redemption Notice are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c)    Exhibits

4.1

Indenture dated December 7, 2001 between EGL and JPMorgan Chase Bank, as trustee (filed as Exhibit 4.1 to EGL’s Current Report on Form 8-K filed on December 10, 2001 and incorporated herein by reference).

4.2

First Supplemental Indenture dated December 7, 2001 between EGL and JPMorgan Chase Bank, as trustee (filed as Exhibit 4.2 to EGL’s Current Report on Form 8-K filed on December 10, 2001 and incorporated herein by reference).

4.3

Form of 5% Convertible Subordinated Note due December 15, 2006 (filed as Exhibit 4.3 to EGL’s Current Report on Form 8-K filed on December 10, 2001 and incorporated herein by reference).

99.1

Redemption Notice, dated November 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2004

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer